Exhibit 99.4

REVOCABLE PROXY

FOX CHASE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS             , 2010             :            a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Fox Chase Bancorp, Inc., consisting of             and             , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Fox Chase Bancorp, Inc. which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on             , 2010 at             :            a.m., local time, at             ,             , Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) on matters incident to the conduct of the meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FOX CHASE BANCORP, INC. — ANNUAL MEETING, DATE

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/6073

You can vote in one of three ways:

1. Call toll free 1-866-239-6561 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/fxcb and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6073

REVOCABLE PROXY FOX CHASE BANCORP, INC.

PLEASE MARK VOTES X AS IN THIS EXAMPLE

Annual Meeting of stockholders

For Against Abstain

1. The approval of a plan of conversion and reorganization pursuant to which: (A) Fox Chase MHC, which currently owns approximately 59.9% of the common stock of Fox Chase Bancorp, will merge with and into Fox Chase Bancorp, with Fox Chase Bancorp being the surviving entity; (B) Fox Chase Bancorp will merge with and into new Fox Chase Bancorp, a Maryland corporation recently formed to be the holding company for Fox Chase Bank, with new Fox Chase Bancorp being the surviving entity; (C) the outstanding shares of Fox Chase Bancorp, other than those held by Fox Chase MHC, will be converted into shares of common stock of new Fox Chase Bancorp; and (D) new Fox Chase Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a direct community offering and/or syndicated community offering.

Please be sure to date and sign Date this proxy card in the box below.

Sign above Co-holder (if any) sign above

2. The following informational proposals:

2a Approval of a provision in new Fox Chase Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Fox Chase Bancorp’s articles of incorporation.

2b Approval of a provision in new Fox Chase Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Fox Chase Bancorp’s outstanding voting stock.

3. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

(01) Richard M. Eisenstaedt and (02) Anthony A. Nichols, Sr.

For Against Abstain

Withhold For All

For All Except

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

For Against Abstain

4. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Fox Chase Bancorp, Inc. for the fiscal year ending December 31, 2010.

Mark here if you plan to attend the meeting

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Date __,             . It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., Date __,             :

1-866-239-6561

Vote by Internet

anytime prior to 3 a.m., Date __,             go to

https://www.proxyvotenow.com/fxcb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/6073

Your vote is important!